As filed with the Securities and Exchange Commission on June 2, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

DYNAVAX TECHNOLOGIES CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	33-0728374 (I.R.S. Employer Identification No.)

2100 Powell Street, Suite 900

Emeryville, CA 94608

(510) 848-5100

(Address, Including Zip Code, and Telephone Number,

Including Area Code, of Registrant’s Principal Executive Offices)

Dynavax Technologies Corporation 2018 Equity Incentive Plan

(Full Title of the Plan)

Kelly MacDonald

Senior Vice President, Chief Financial Officer

Dynavax Technologies Corporation

2100 Powell Street, Suite 900

Emeryville, CA 94608

(510) 848-5100

(Name, Address, Including Zip Code, and Telephone Number,

Including Area Code, of Agent for Service)

Copies to:

Steven M. Przesmicki, Esq. Cooley LLP 4401 Eastgate Mall San Diego, CA 92121 (858) 550-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.     ☐

PART I

EXPLANATORY NOTE AND GENERAL INSTRUCTION E INFORMATION

This Registration Statement on Form S-8 is being filed by Dynavax Technologies Corporation (“Dynavax” or the “Company”) for the purpose of registering an additional 15,000,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), issuable under the Company’s 2018 Equity Incentive Plan (the “2018 EIP”). The shares of the Company’s Common Stock previously reserved for issuance under the 2018 EIP were registered on the Registrant’s Registration Statements on Form S-8 (File Nos. 333-225525, 333-233247, and 333-241674) filed with the Securities and Exchange Commission (the “Commission”) on June 8, 2018, August 13, 2019, and August 6, 2020 (the “Prior Forms S-8”). This Registration Statement relates to securities of the same class as those to which the Prior Forms S-8 relate and is submitted in accordance with General Instruction E of Form S-8. Pursuant to General Instruction E of Form S-8, the contents of Prior Forms S-8 are incorporated by reference herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The following documents filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:

•	the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Commission on February 28, 2022;

•	the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2022, filed with the Commission on May 5, 2022;

•	the Registrant’s Current Reports on Form 8-K, filed with the Commission on March 16, 2022 and May 26, 2022;

•

the information specifically incorporated by reference into the Registrant’s Annual Report on Form 10-K referred to above from the Registrant’s definitive proxy statement relating to the Registrant’s 2022 annual meeting of stockholders, filed with the Commission on April 14, 2022; and

•

the description of the Registrant’s common stock set forth in the Registrant’s registration statement on Form 8-A, filed with the Commission on February 6, 2004, including any amendments or reports filed for purpose of updating such description, including Exhibit 4.1 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Commission on February 28, 2022.

All reports and other documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of filing such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any such statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded.

Item 8.	Exhibits

		Incorporation by Reference
Exhibit		Exhibit
Number	Description	Number	Filing	Filing Date	File No.
4.1	Sixth Amended and Restated Certificate of Incorporation.	3.1	S-1/A	February 5, 2004	333-109965
4.2	Certificate of Amendment of Amended and Restated Certificate of Incorporation.	3.1	8-K	January 4, 2010	001-34207
4.3	Certificate of Amendment of Amended and Restated Certificate of Incorporation.	3.1	8-K	January 5, 2011	001-34207
4.4	Certificate of Amendment of Amended and Restated Certificate of Incorporation.	3.6	8-K	May 30, 2013	001-34207
4.5	Certificate of Amendment of the Sixth Amended and Restated Certificate of Incorporation.	3.1	8-K	November 10, 2014	001-34207
4.6	Certificate of Amendment of the Sixth Amended and Restated Certificate of Incorporation.	3.1	8-K	June 2, 2017	001-34207
4.7	Certificate of Amendment of the Sixth Amended and Restated Certificate of Incorporation.	3.1	8-K	July 31, 2017	001-34207
4.8	Certificate of Amendment of the Sixth Amended and Restated Certificate of Incorporation.	3.1	8-K	May 29, 2020	001-34207
4.9	Amended and Restated Bylaws.	3.8	10-Q	November 6, 2018	001-34207
4.10	Form of Specimen Common Stock Certificate.	4.2	S-1/A	January 16, 2004	333-109965
4.11	Indenture between Company and U.S. Bank National Association as trustee, dated May 13, 2021.	4.1	8-K	May 13, 2021	001-34207
4.12	Form of Global Note, representing Dynavax Technologies Corporation’s 2.50% Convertible Senior Notes Due 2026 (included as Exhibit A to the Indenture filed as Exhibit 4.11).	4.1	8-K	May 13, 2021	001-34207
5.1*	Opinion of Cooley LLP.
23.1*	Consent of Independent Registered Public Accounting Firm.
23.2*	Consent of Cooley LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (included on the signature page to this Registration Statement).
99.1	Dynavax Technologies Corporation 2018 Equity Incentive Plan.	Appendix A	DEF 14A	April 14, 2022	001-34207
107*	Filing Fee Table.

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Emeryville, State of California, on this 2nd day of June 2022.

DYNAVAX TECHNOLOGIES CORPORATION

By:	/s/ RYAN SPENCER
Ryan Spencer
Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENT, that each person whose signature appears below does hereby constitute and appoint Ryan Spencer and Kelly MacDonald, and each of them, with full power of substitution and full power to act without the other, his or her true and lawful attorney-in-fact and agent to act for him or her and in their name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file this Registration Statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ RYAN SPENCER	Chief Executive Officer	June 2, 2022
Ryan Spencer	(Principal Executive Officer)

/s/ KELLY MACDONALD	Chief Financial Officer	June 2, 2022
Kelly MacDonald	(Principal Financial Officer)

/s/ JUSTIN BURGESS	Controller	June 2, 2022
Justin Burgess	(Principal Accounting Officer)

/s/ SCOTT MYERS		June 2, 2022
Scott Myers	Chairman of the Board

Signature	Title	Date
/s/ FRANCIS R. CANO		June 2, 2022
Francis R. Cano, Ph.D.	Director

/s/ JULIE EASTLAND		June 2, 2022
Julie Eastland	Director

/s/ ANDREW A.F. HACK		June 2, 2022
Andrew A.F. Hack, M.D., Ph.D.	Director

/s/ DANIEL L. KISNER		June 2, 2022
Daniel L. Kisner, M.D.	Director

/s/ BRENT MACGREGOR		June 2, 2022
Brent MacGregor	Director

/s/ PETER R. PARADISO		June 2, 2022
Peter R. Paradiso, Ph.D.	Director

/s/ PEGGY V. PHILLIPS		June 2, 2022
Peggy V. Phillips	Director
/s/ NATALE S. RICCIARDI		June 2, 2022
Natale S. Ricciardi	Director

/s/ ELAINE D. SUN		June 2, 2022
Elaine D. Sun	Director